

CS FIRST BOSTON                                                                             Exhibit 20       Page 1
                                                      AUTOFINANCE GROUP, INC.

                                  MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-C

                                            November 1, 1997 through November 30, 1997

A. ORIGINAL DEAL PARAMETER INPUTS
(A) Original Total Portfolio                                                                          $60,008,945.49
                                                                                                               89.00%
(C) Original Class A Certificate Balance                                                              $53,407,961.49
(D) Class A Certificate Rate                                                                                    6.45%
(E) Class B Certificate Ownership Interest of the Trust                                                         5.00%
(F) Original Class B Certificate Balance                                                               $3,000,447.27
(G) Class B Certificate Rate                                                                                    6.95%
(H) Original Class C Certificate Balance                                                               $3,600,536.73
(I) Class C Certificate Rate                                                                                    0.00%
(J) Servicing Fee Rate                                                                                          3.50%
(K) Original Weighted Average Coupon (WAC)                                                                     19.99%
(L) Original Weighted Average Remaining Term (WAM)                                                             53.23 months
(M) Number of Contracts                                                                                        4,951
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                                          5.00%
    (ii)  Specified SA Balance                                                                         $3,000,447.27
    (iii) Floor Amount                                                                                  1,200,178.91

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                        Total Trust
                                                                                                     ----------------
(A) Total Portfolio Outstanding                                                                       $31,938,758.73
(B) Total Portfolio Pool Factor                                                                            0.5322333
(C) Class A Certificate Balance                                                                       $28,425,495.27
(D) Class A Principal Factor                                                                               0.5322333
(E) Class B Certificate Balance                                                                        $1,596,937.94
(F) Class B Principal Factor                                                                               0.5322333
(G) Class C Certificate Balance                                                                        $1,916,325.54
(H) Spread Account Balance                                                                              2,532,637.22
(I) Payahead Account Balance                                                                              139,242.70
(J) Cumulative Accrued Servicing Fee Balance                                                            1,385,869.88
(K) Cumulative Net Losses for All Prior Periods                                                         5,846,070.66
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                                       19.85%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                               39.14 months
(N) Number of Contracts                                                                                        3,212

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                    $869,343.58
    (ii)  Interest Payments Received                                                                      446,057.15
    (iii) Repurchased Loan Principal                                                                            0.00
    (iv)  Repurchased Loan Interest                                                                             0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                 94,856.18
(C) Amount Applied From Payahead Account                                                                        0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                       19.83%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                           38.29 months
(F) Remaining Number of Contracts                                                                              3,126
(G) Delinquent Contracts
                                                                       Contracts                       Amount
                                                                       ------------     --------------------------------------------
    (i)   30-59 Days Delinquent                                              92             2.94%        $899,446.36           2.95%
    (ii)  60-89 Days Delinquent                                               1             0.03%          13,619.01           0.04%
    (iii) 90 Days or More Delinquent                                          0             0.00%               0.00           0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                                           $329,973.85
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                              $569,107.43
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                  169,026.65
    (iii) Recoveries on Previously Liquidated Contracts                                                    70,106.93
(F) Number of Vehicles that have been Repossessed but not yet Charged-off                                         66


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated August 1, 1996, and is correct, to the best of my knowledge.


/s/ Thomas R. Blend            Controller                             12/10/97
-------------------------------------------                     ----------------
Signature                      Title                                   Date








CS FIRST BOSTON                                                                                         Exhibit 20           Page 2
                                               AUTOFINANCE GROUP, INC.

                             MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-C

                                     November 1, 1997 through November 30, 1997
I. COLLECTIONS
(A) Principal Payments Received (C(A)i)                                                                      $869,343.58
(B) Interest Payments Received (C(A)ii)                                                                       446,057.15
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                                  239,133.58
(D) Principal on Repurchased Contracts (C(A)iii)                                                                    0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                      0.00
                                                                                                         ----------------
(F) Total Collections (A+B+C+D+E)                                                                          $1,554,534.31

                                                                                                         ----------------
(H) Total Available Amount (F+G)                                                                           $1,554,534.31

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                                      $869,343.58
(B) Principal on Repurchased Contracts (C(A)iii)                                                                    0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                                 569,107.43
                                                                                                         ----------------
(D) Total Principal Reduction (A+B+C)                                                                      $1,438,451.01

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                                                       $152,787.04
    (ii)  Monthly Principal to Class A (II(D)*A(B))                                                         1,280,221.40
                                                                                                         ----------------
    (iii) Total Distributable Amount (i+ii)                                                                $1,433,008.44

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(G)*B(E))                                                         $9,248.93
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                                            71,922.55
                                                                                                         ----------------
    (iii)  Total Distributable Amount (i+ii+iii)                                                              $81,171.48

(G) Class C Distributable Amount
    (i)   Class C Monthly Interest Payment (A(I)*B(G))                                                             $0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                                     86,307.06
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                               (139,107.38)
                                                                                                         ----------------
    (iv)  Total Distributable Amount (i+ii+iii)                                                              ($52,800.32)

(H) Servicing Fee Distributable Amount (A(J)*B(A)                                                             $93,154.71

(I) Required Distributions
    (i)   Servicing Fee                                                                                       $93,154.71
    (ii)  Class A Amount (II(E)iii)                                                                         1,433,008.44
    (iii) Class B Amount (II(F)iii)                                                                            81,171.48
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                                       0.00
    (v)   Amount Applied to Accrued Servicing Fee                                                                   0.00
    (vi)  Class C Amount (VI(A))                                                                                    0.00
    (vii) Excess Collections (VI(B))                                                                                0.00
                                                                                                         ----------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                                  $1,607,334.63

(J) Amount of Draw from SA (IV(B)+IV(C))                                                                      $52,800.32


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                                                          $139,242.70
(B) Amounts Applied to Payahead Account (C(B))                                                                 94,856.18
(C) Amounts Withdrawn from Payahead Account (C(C))                                                                  0.00
(D) Ending Period Balance                                                                                    $234,098.88

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                  Begin. of Period                       End of Period
(A) Balances and Principal Factors                                -----------------                     ----------------
    (i)    Total Pool Balance                                      $31,938,758.73                         $30,500,307.72
    (ii)   Total Pool Factor                                            0.5322333                              0.5082627
    (iii)  Receivables Balance                                      31,938,758.73                          30,500,307.72

    (v)    Class A Certificate Balance                             $28,425,495.27                         $27,145,273.87
    (vi)   Class A Principal Factor                                     0.5322333                              0.5082627
    (vii)  Class B Certificate Balance                              $1,596,937.94                          $1,525,015.39
    (viii) Class B Principal Factor                                     0.5322333                              0.5082627
    (ix)   Class C Certificate Balance                              $1,916,325.54                          $1,830,018.48

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                     19.85%                                 19.83%
    (ii)  Weighted Average Remaining Maturity (WAM)                         39.14 months                           38.29 months
    (iii) Remaining Number of Contracts                                     3,212                                  3,126




CS FIRST BOSTON                                                                              Exhibit 20            Page 3
                                                      AUTOFINANCE GROUP, INC.

                                     MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-C

                                            November 1, 1997 through November 30, 1997

V. RECONCILIATION OF SPREAD ACCOUNT ("SA")

(A) Beginning SA Balance (B(H))                                                                              $2,532,637.22

(B) Draw for Class A Distributable Amount and Servicing Fee                                                           0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                        52,800.32
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                                            0.00
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                                          --------------
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                                $2,479,836.90

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                               $3,000,447.27

(G) Ending Spread Account Balance (Min(E,F))                                                                 $2,479,836.90

(H) Release from SSA, amount applied to Accrued Servicing Fees                                                        0.00

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                                   $0.00
(B) Release from SSA                                                                                                  0.00
                                                                                                             --------------
(C)  Total Distribution to Class C Certificateholder                                                                 $0.00

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                                $329,973.85
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                            $569,107.43
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                               169,026.65
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                                70,106.93
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                                       6,176,044.51

(D) Delinquent and Repossessed Contracts
                                                                                    Contracts                    Amount
                                                                                  --------------------------------------------------
    (i)   30-59 Days Delinquent (C(G)i)                                                92       2.94%          $899,446.36     2.95%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                1       0.03%            13,619.01     0.04%
    (iii) 90 Days or More Delinquent (C(G)iii)                                          0       0.00%                 0.00     0.00%

   (iv) Vehicles that have been Repossessed but not yet Charged-off (D(E))             66       2.11%           670,595.58     2.20%

VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE


(A) Ratio of Net Losses to the Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                         12.20%
    (ii)  Preceding Collection Period                                                                                12.13%
    (iii) Current Collection Period                                                                                  12.40%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                        12.24%

(B) Ratio of the Balance of Contracts Delinquent 60 Days or More and the Balance
       of Contracts Repossessed and not yet Charged-off to the Outstanding Pool
       Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                          2.78%
    (ii)  Preceding Collection Period                                                                                 2.30%
    (iii) Current Collection Period                                                                                   2.20%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                         2.43%

(C) Loss and Delinquency Trigger Indicator                                                            Trigger Was Hit!!


(D) Unpaid Servicing Fee                                                                                             $0.00

(E) Ending Cumulative Accrued Servicing Fee Balance                                                          $1,385,869.88


                                                                                              Exhibit 20        Page 4
                                              AFG 1996-C Grantor Trust
                                          6.45% Asset Backed Certificates
                                      Statement to Class A Certificateholders
                              (Pursuant to Section 14.10 of the Pooling and Servicing
                                         Agreement dated as of August 1, 1996)


Distribution Date:                 December 15, 1997

Collection Period:                 November 1, 1997 through November 30, 1997

Period (Month)                                16
Distribution Allocable to Principal (per $1,000 of beginning principal balance)                    $           45.04

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                     $            5.38

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                $   30,500,307.72

Total Available Amount                                                                             $    1,554,534.31

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                    $            3.28

Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                  $            2.92

Unpaid Servicing Fee                                                                               $            0.00

Ending Cumulative Accrued Servicing Fee Balance                                                    $    1,385,869.88

Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                           $            0.00

Class A Principal Carryover Shortfall                                                              $            0.00

Change in Class A Principal Carryover Shortfall from the preceding Distribution Date               $            0.00

Class A Interest Carryover Shortfall                                                               $            0.00

Change in Class A Interest Carryover Shortfall from the preceding Distribution Date                $            0.00

Class A Certificate Factor as of the Distribution Date                                                     0.5082627

Class A Certificate Balance as of the Distribution Date                                            $   27,145,273.87

Class B Certificate Factor as of the Distribution Date                                                     0.5082627

Class B Certificate Balance as of the Distribution Date                                            $    1,525,015.39

Class C Certificate Balance as of the Distribution Date                                            $    1,830,018.48

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                      $            0.00

Balance of the Spread Account on the Distribution Date                                             $    2,479,836.90

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                             $      (52,800.32)

Balance of the Payahead Account                                                                    $      234,098.88

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                             $       94,856.18

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                    159

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                  $    1,583,660.95




                                                                                                Exhibit 20                 Page 5
                                              AFG 1996-C Grantor Trust
                                          6.95% Asset Backed Certificates
                                      Statement to Class B Certificateholders
                              (Pursuant to Section 14.10 of the Pooling and Servicing
                                         Agreement dated as of August 1, 1996)


Distribution Date:           December 15, 1997

Collection Period:           November 1, 1997 through November 30, 1997


Distribution Allocable to Principal (per $1,000 of beginning principal balance)                            $           45.04

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                             $            5.79

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                        $   30,500,307.72

Total Available Amount                                                                                     $    1,554,534.31

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                            $           58.33

Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                          $            2.92

Unpaid Servicing Fee                                                                                       $            0.00

Ending Cumulative Accrued Servicing Fee Balance                                                            $    1,385,869.88

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                   $            0.00

Class B Principal Carryover Shortfall                                                                      $            0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date                       $            0.00

Class B Interest Carryover Shortfall                                                                       $            0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date                        $            0.00

Class A Certificate Factor as of the Distribution Date                                                             0.5082627

Class A Certificate Balance as of the Distribution Date                                                    $   27,145,273.87

Class B Certificate Factor as of the Distribution Date                                                             0.5082627

Class B Certificate Balance as of the Distribution Date                                                    $    1,525,015.39

Class C Certificate Balance as of the Distribution Date                                                    $    1,830,018.48

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                              $            0.00

Balance of the Spread Account on the Distribution Date                                                     $    2,479,836.90

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                     $      (52,800.32)

Balance of the Payahead Account                                                                            $      234,098.88

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                     $       94,856.18

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                            159

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                          $    1,583,660.95